SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

RAYBOR MANAGEMENT, INC.

(Name of Registrant as Specified in Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

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(4)	Date Filed:

RAYBOR MANAGEMENT, INC.

221 West 10th Street

Medford, Oregon 97501

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Raybor Management, Inc., a Delaware corporation, with respect to certain corporate actions of the Company to be approved by means of a written consent of stockholders. This Information Statement is first being provided to stockholders on or about July 1, 2004. The corporate actions involve four proposals (the “Proposals”):

•	The election of the following directors to serve for the ensuing year and until their successors are elected: Alan R. Herson, Jeffrey D. Hoyal, Stephen A. Pugsley, Sr., William S. Strickler and David A. Yost.

•	The approval of certain amendments to our Certificate of Incorporation to authorize the creation of “blank check” preferred stock.

•	The adoption of our 2004 Stock Incentive Plan.

•	The ratification of the appointment of Pohl, McNabola, Berg & Company LLP as our independent auditors for the current fiscal year

ONLY THE COMPANY’S STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 31, 2004 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. 71,150,800 SHARES OF COMMON STOCK WERE OUTSTANDING ON THE RECORD DATE. MEMBERS OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF COMMON STOCK HAVE INDICATED THEIR INTENTION TO EXECUTE A WRITTEN CONSENT (THE “WRITTEN CONSENT”) EVIDENCING THEIR APPROVAL OF THE PROPOSALS. AS A RESULT, THE PROPOSALS ARE EXPECTED TO BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THE ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT SHALL BE TAKEN ON OR ABOUT JULY 21, 2004, 20 DAYS AFTER THE MAILING OF THIS INFORMATION STATEMENT.

On July 23, 2004, the Company will hold an informational meeting of stockholders for purposes of reviewing the Proposals that it anticipates will have been previously approved by means of the Written Consent. The meeting will take place at the Red Lion Hotel, 200 N. Riverside Avenue, Medford, Oregon 97501. The meeting will begin at 1:30 p.m. local time.

In this Information Statement:

•	“We,” “us,” “our” and the “Company” refer to Raybor Management, Inc.

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

Purpose of the Information Statement

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Company’s stockholders as of the close of business on the Record Date of corporate actions expected to be taken pursuant to the written consents of principal stockholders. Stockholders holding a majority of the Company’s outstanding common stock are expected to act upon the corporate matters outlined in this Information Statement. These actions consist of:

•	The election of the following directors to serve for the ensuing year and until their successors are elected: Alan R. Herson, Jeffrey D. Hoyal, Stephen A. Pugsley, Sr., William S. Strickler and David A. Yost.

•	The approval of certain amendments to our Certificate of Incorporation to authorize the creation of “blank check” preferred stock.

•	The adoption of our 2004 Stock Incentive Plan

•	The ratification of the appointment of Pohl, McNabola, Berg & Company LLP as our independent auditors for the current fiscal year

Who is Entitled to Notice?

Each holder of an outstanding share of common stock as of record on the close of business on the Record Date, May 31, 2004, will be entitled to notice of each matter to be approved pursuant to the Written Consent. Stockholders as of the close of business on the Record Date that hold in excess of 50% of the Company’s outstanding shares of common stock have indicated that they will execute the Written Consent evidencing their approval of the Proposals. Under Delaware corporate law, all the activities requiring stockholder approval set forth in the Proposals may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Proposals is required.

What Corporate Matters Will the Principal Stockholders Approve and How Will They Vote?

Stockholders holding a majority of the outstanding stock required to vote on each Proposal have indicated that they will execute the Written Consent evidencing their approval of each of the Proposals.

What Are the Board of Directors’ Recommendations?

The Board has recommended that the principal stockholders approve each Proposal through execution of the Written Consent.

What Vote Is Required to Approve Each Proposal?

Approval of at least 35,575,401 shares of outstanding common stock is required to approve each of the Proposals. Certain principal stockholders holding 66,184,692 shares have indicated an intention to approve the Proposals. This represents 93% of the outstanding shares. Accordingly, the principal stockholders have sufficient shares to approve the Proposals.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Five directors are to be elected pursuant to the Written Consent. All of the nominees listed below are presently directors of the Company. Each director serves until the next annual meeting and the election of his successor or until his earlier resignation or removal.

Nominees for the Board of Directors

Our Board of Directors has nominated the persons listed below to serve as directors for the ensuing year and until their successors are elected. The names of the nominees, their ages as of May 31, 2004, and certain other information about them are set forth below:

NAME	AGE	OFFICE	SINCE
Jeffrey D. Hoyal	43	President, Chief Executive Officer, Director	2003
David A. Yost	46	Chief Financial Officer, Treasurer, Director	2003
Alan R. Herson	58	Corporate Counsel, Secretary, Director	2003
Stephen A. Pugsley, Sr.	42	Director	2003
William S. Strickler	42	Director	2003

Jeffrey D. Hoyal, President, Chief Executive Officer, Director, has been the Company’s President and Chief Executive Officer and a Director since May 2003. Since 1993, Mr. Hoyal has been the co-founder and director of Hoyal & Associates, a business consulting firm in Medford, Oregon and was President and sole stockholder of Freedom Financial, Inc., a financial services firm also located in Medford, Oregon. Mr. Hoyal has substantial experience in advising start-up companies, new business development, tax planning, strategic planning and human resource planning. He has BS and MS degrees in Business Administration from Southern Oregon University and has completed his law school education at Golden Gate University School of Law and Howard Taft University School of Law. He is currently a Ph.D. candidate at Touro University and working towards his completion of an L.L.M. in International Tax Law at St. Thomas University School of Law.

David A. Yost, Chief Financial Officer, Treasurer, Director has been the Company’s Chief Financial Officer and Treasurer and a Director since May 2003. Since October 2002, Mr. Yost has been the Chief Financial Officer of the Company’s subsidiary, American Consumer Publishing Association, Inc., located in White City, Oregon and in the magazine subscription/direct mail marketing business. From November 1999 to October 2002, he was Controller of Pacific Scientific Instruments, Inc., a subsidiary of Danaher Corporation and a manufacturer of precision instruments located in Grants Pass, Oregon. From February 1998 to November 1999, Mr. Yost was Controller of Polysonics, Inc., a subsidiary of Thermo Electron Corporation, a precision instrument manufacturer located in Houston, Texas. Mr. Yost has a Bachelors Degree in Business Administration from Western Michigan University and a Masters Degree in Business Administration from Webster University. He is a certified public accountant licensed in Texas and Oregon, and a certified management accountant.

Alan R. Herson, Corporate Counsel, Secretary, Director, has been the Company’s Corporate Counsel and Secretary and a Director since May 2003. Since December 2001, Mr. Herson has been legal counsel to American Consumer Publishing Association, Inc. and has been a practicing attorney for over the past five years. Mr. Herson received a Bachelors Degree in Business Administration from the Baruch School of Business of the City College of New York and a Juris Doctor Degree from UCLA. He has been a member of the California Bar since 1971 and the Oregon Bar since 1994. He has litigated cases in California and Oregon State courts, U.S. district courts in Oregon and California and the United States Tax Court, and has argued appellate cases before the Ninth Circuit and Oregon Supreme Court.

Stephen A. Pugsley, Sr., Director, has been a Director of the Company since May 2003. Since August 2002, Mr. Pugsley has been at Back 2 Backs, Inc., most recently assuming the position of President in June 2003.

From February 1999 to August 2002, he was a consultant with Hoyal & Associates focusing on business development, and from January 1996 to February 1999, he was a national director with responsibilities in sales and corporate training at Mannatech, Inc., a manufacturer of neutraceuticals.

William Strickler, Director, has been a Director of the Company since May 2003. Mr. Strickler received his BA from St. John’s College, Camarillo, California, and is currently a member in good standing with The National Association of Credit Managers. He has worked extensively with Hughes Aircraft GM Corporate and with Hoyal & Associates serving as a Diversified Business Consultant for many years. He served a four-year term as Director of Admissions for The American College, Catholic University of Louvain, Belgium. Currently he is the President of Freedom Financial, Inc.

There is no arrangement between any of the directors or executive officers and any other person or persons, pursuant to which he was or is to be selected as a director or executive officer.

Board Committees

The Company does not have standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions.

The Board of Directors of the Company believes that the Company does not need a nominating committee given that the Company is not listed with a stock exchange, there is no public trading of the Company’s stock and the Company has only 15 stockholders of record. All of the directors of the Company participate in the consideration of director nominees. Based on the definition of independence of the NASD, none of the members of the Company’s Board of Directors would be considered independent. In recommending candidates for appointment or re-election to the Board, the Board considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. The Board of Directors will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to Alan R. Herson, Corporate Secretary, 221 West 10th Street, Medford, OR 97501 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14C under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the information statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. The Board of Directors believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board of Directors will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Board will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company, stockholder nominations, and, if the Board deems appropriate, a third-party search firm. The Board will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Board. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Board will evaluate which of the prospective candidates is qualified to serve as a director and whether this candidate should be appointed to fill a current vacancy on the Board or presented for the approval of the stockholders, as appropriate.

The Company does not have an outside financial expert serving on the Board of Directors because the Company is not listed with a stock exchange and there is no public trading of the Company’s stock.

Attendance at Board and Annual Stockholders’ Meetings.

During the last full fiscal year, the Board met two times. All directors are expected to attend each meeting of the Board. Each director attended at least 75% of all Board meetings during the last full fiscal year. The Company did not hold an Annual Meeting of Stockholders in 2003.

Communications from Stockholders to the Board.

The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary, 221 West 10th Street, Medford, OR 97501. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

PROPOSAL NO. 2

CREATION OF BLANK CHECK PREFERRED STOCK

An amendment to the Company’s Certificate of Incorporation is expected to be approved by means of the Written Consent. Such amendment will create 50,000,000 authorized shares of “blank check” preferred stock. The proposed amendment to the Company’s Certificate of Incorporation attached as Exhibit “A” to this Information Statement contains provisions related to the “blank check” preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Certificate of Incorporation as set forth in Exhibit “A.”

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders, and the terms, rights and features of which are determined by the Board of Directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company’s Certificate of Amendment to the Certificate of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Certificate of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

PROPOSAL NO. 3

ADOPTION OF 2004 STOCK INCENTIVE PLAN

The Board of Directors has determined that it is in the best interests of the Company to adopt the Raybor Management, Inc. 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan provides for the grant of incentive stock options to employees (approximately 120 persons as of May 31, 2004) and nonstatutory stock options and stock purchase rights to non-employee Directors and consultants (approximately 2 persons as of May 31, 2004). The 2004 Plan and the reservation of an aggregate of 1,000,000 shares of common stock for issuance under the 2004 Plan was approved by the Board of Directors by unanimous written consent effective as of June 7, 2004, subject to stockholder approval.

The Board of Directors believes that stock options and stock purchase rights play an important role in providing eligible individuals with an incentive and inducement to contribute fully to the further growth and development of the Company and its subsidiaries because of the opportunity to acquire a proprietary interest in the Company on an attractive basis. During the term of the 2004 Plan, optionees will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the shares of the Company’s common stock.

The principal features of the 2004 Plan are summarized below:

Purposes of the 2004 Plan. The purposes of the 2004 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees and consultants and to promote the success of our business.

Eligible Persons and Types of Options. The 2004 Plan provides for the granting to employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The 2004 Plan also provides for the granting to employees and consultants, including non-employee directors, of nonstatutory stock options and stock purchase rights. To the extent the aggregate fair market value (determined at the time any incentive stock option is granted) of common stock for which incentive stock options are exercisable for the first time by any optionee during any calendar year under the 2004 Plan (together with any incentive stock options granted under any other plan of the Company, any parent or any subsidiary) exceeds $100,000, such excess incentive stock options shall be treated as nonstatutory stock options.

Administration. The 2004 Plan may be administered by the Board or a committee of the Board, each known as the administrator. The administrator determines the terms of options and stock purchase rights granted under the 2004 Plan, including the number of shares subject to the award, the exercise or purchase price, the term and the vesting and exercisability of the award and other conditions to which the award is subject. In no event, however, may an individual employee receive awards for more than 100,000 shares under the 2004 Plan in any fiscal year. Decisions of the administrator are final and binding on all 2004 Plan participants.

Exercise Price. The exercise price of all incentive stock options granted under the 2004 Plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of any incentive stock option granted to a person who owns stock representing more than 10% of the total combined voting power of all classes of our outstanding capital stock or the stock of our parent or subsidiary corporations must equal at least 110% of the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights granted under the 2004 Plan may be as determined by the administrator. However, after such time, if any, as the Company’s securities are listed, designated or approved for designation as a national market system security on an interdealer quotation system by the NASD, stock options and stock purchase rights granted to our Chief Executive Officer and our four other most highly compensated officers must be at least 100% of the fair market value of the common stock on the date of grant if the award is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Options may be

granted with a per share exercise price other than as described above pursuant to a merger or other similar corporate transaction. Payment of the exercise price may be made in cash or other consideration as determined by the administrator. The fair market value of the Company’s common stock on May 31, 2004 was $0.05 per share as determined by the Company’s Board of Directors.

Other Option Terms. The administrator determines the term of options, which may not exceed ten years, or five years in the case of an incentive stock option granted to an employee who owns stock representing more than 10% of the total voting power of our outstanding capital stock or a parent or subsidiary’s stock. Generally, an option may not be transferred by the option holder other than by will or the laws of descent or distribution and may be exercised during the lifetime of the option holder only by such option holder. However, the administrator may in its discretion provide for the limited transferability of nonstatutory stock options granted under the 2004 Plan under specified circumstances. The administrator determines when options become exercisable. Stock purchased pursuant to stock purchase rights granted under the 2004 Plan is generally subject to a repurchase right at the purchaser’s original purchase price. This repurchase right will lapse according to the terms of the stock purchase right determined by the administrator and is exercisable by us upon termination of the purchaser’s employment or consulting relationship with us, for any reason, including death or disability. Stock options under the 2004 Plan generally remain exercisable for a period of three months following termination of the optionee’s employment or consulting relationship with us (with longer periods applying in the event such termination occurs as a result of death or disability).

Change of Control. In a merger, reorganization or similar transaction involving the Company, each outstanding option or stock purchase right shall be assumed by the successor corporation or an equivalent option or right substituted for it, with appropriate adjustments made to both the price and number of shares subject to each option or right. If the successor corporation does not assume the options or rights or substitute new options or rights, then the outstanding options or rights will terminate upon consummation of the transaction. Outstanding options and stock purchase rights will adjust in the event of a stock split, stock dividend or other similar change in our capital structure.

Amendment and Termination. The administrator has the authority to amend or terminate the 2004 Plan as long this action does not materially and adversely affect any outstanding option or stock purchase right and provided that stockholder approval shall be obtained if required by applicable law. The 2004 Plan will terminate in June 2014 unless the Board terminates it earlier.

The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 2004 Plan based upon the current provisions of the Internal Revenue Code of 1986, as amended.

Nonstatutory Stock Options (“NSOs”). The grant of an NSO under the 2004 Plan is not taxable to the option holder at the time of grant. Upon the exercise of an NSO by the option holder, (1) the option holder will recognize taxable ordinary compensation income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price; (2) the Company generally will be entitled to a corresponding deduction; and (3) upon a sale of the shares so acquired, the option holder will have short-term or long-term capital gain or loss, depending on the holding period, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. The timing and amount of the option holder’s income may be different if the shares he or she receives on exercise of an NSO are subject to vesting conditions and the option holder does not file certain elections with the Internal Revenue Service. In general, the option holder’s tax basis in the shares will be equal to their fair market value on the date of exercise, and the holding period of the shares will begin at exercise.

Incentive Stock Options (“ISOs”). The grant of an ISO under the 2004 Plan is not taxable to the option holder, and, upon the exercise of an ISO by an option holder during employment or within three months after termination of employment (12 months in the case of total disability), (1) the option holder will not recognize any ordinary compensation income at the time of exercise; (2) the excess of the fair market value of the shares received upon exercise and the exercise price paid will be includible in the option holder’s alternative minimum taxable income; (3) no deduction will be allowed to the Company in connection with the exercise; and (4) upon a sale of the shares so acquired after the later of (a) one year from the exercise date, or (b) two years from the date of the ISO grant (the “ISO holding period”), any amount realized by the option holder in excess of the exercise price will be taxed as long-term capital gain, and any loss sustained will be a long-term capital loss. The timing and amount of the option holder’s alternative minimum taxable income may be different if the shares he or she receives on exercise of an ISO are subject to vesting conditions and the option holder does not file certain elections with the Internal Revenue Service. In general, an option holder’s tax basis in the shares received upon the exercise of an ISO will be equal to the exercise price, and the holding period will begin at exercise.

If the option holder disposes of any of the shares received upon the exercise of an ISO before the end of the ISO holding period (a “disqualifying disposition”), (1) the option holder generally will recognize taxable ordinary compensation income at the time of disposition (and the Company will be entitled to a tax deduction) in an amount equal to (a) the lesser of (x) the excess, if any, of the fair market value of the shares received over the exercise price on the date of exercise, or (y) the excess of the amount realized on the disposition over the exercise price; and (2) the option holder will recognize capital gain or loss (long-term or short-term, depending on the holding period) in an amount equal to the difference between (a) the amount realized upon the disposition and (b) the exercise price paid for the shares and the amount of ordinary income, if any, so recognized by the option holder.

Whenever under the 2004 Plan shares are to be delivered upon exercise of a stock option, the Company shall be entitled to require as a condition of delivery that the option holder remit an amount sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto.

The description of the proposed 2004 Plan set forth above is qualified in its entirety by reference to the text of the 2004 Plan, a copy of which is included in this Information Statement as Exhibit “B.”

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Pohl, McNabola, Berg & Company LLP as our independent auditors. Pohl, McNabola, Berg & Company LLP has served as our independent auditors since 2003.

On May 5, 2003, the Company (with the approval of the Board) dismissed Stephen J. Busch as the Company’s independent auditor and appointed Pohl, McNabola, Berg & Company LLP as the Company’s independent auditors for the year ended December 31, 2003. The change in independent auditors was made in connection with the Company’s acquisition of four corporations, which are now wholly owned subsidiaries of the Company, IC Marketing, Inc., American Consumer Publishing Association, Inc., Back 2 Backs, Inc. and Freedom Financial, Inc. Mr. Busch’s report on the Company’s financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2003 and 2002, there were no disagreements between the Company and Mr. Busch on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Principal Accountant Fees and Services

Audit Fees. The aggregate fees billed for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in our forms 10QSB and preparation of income tax filings for the fiscal years ended December 31, 2003 and 2002 were $140,000 and $164,000, respectively.

Audit-Related Fees. The aggregate fees billed in each of the last two fiscal years for assurance and related services by our principal accountant that were reasonably related to the performance of the audits and reviews of our financial statements but which are not included in the amounts set forth under “Audit Fees” above were $126,000 in 2003 and $157,000 in 2002. Such services consisted of an audit of Raybor Management, Inc, and each of its subsidiary companies.

Tax Fees. The aggregate fees billed in each of the last two fiscal years for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning were $14,000 in 2003 and $7,000 in 2002. Such services consisted of preparation and filing of federal and state tax returns.

All Other Fees. No fees were billed by our principal accountant for products and services provided by such accountant other than as described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of May 31, 2004 based on information available to the Company by (i) each person who is known by the Company to own more than 5% of the outstanding common stock based upon reports filed by such persons with the SEC or as reflected on the books and records of the Company’s stock transfer agent; (ii) each of the Company’s directors; (iii) each of the executive officers of the Company named in the Summary Compensation Table below; and (iv) all officers and directors of the Company as a group.

Title of Stock	Name and Address	Shares Beneficially Owned (1)	Percent

Common	Dennis L. Simpson 975 Roberta Lane, #104 Sparks, NV 89431	54,632,346	76.3%

Common	Jeffrey D. Hoyal 3976 Bellinger Lane Medford, OR 97501	11,552,346	16.2%

Common	David A. Yost 221 West 10th Street Medford, OR 97501	200,000.3%

Common	Alan R. Herson 221 West 10th Street Medford, OR 97501	200,000.3%

Common	Stephen A. Pugsley, Sr. 975 Roberta Lane, #104 Sparks, NV 89431	200,000.3%

Common	William S. Strickler 221 West 10th Street Medford, OR 97501	200,000.3%

Common	All Executive Officers and Directors as a group (5 persons)	12,352,346	17.4%

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Information Statement upon the exercise of options or warrants. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this Information Statement have been exercised. Unless otherwise indicated, we believe that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Schedule 13D and Form 4s were filed with the SEC on June 1, 2003 in compliance with Section 16(a). Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2003, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SP&H Corporation

During 2003, the Company made or accrued payments to SP&H Corporation totaling $88,083 for Company use of a private plane owned by SP&H Corporation. SP&H Corporation is controlled by Jeffrey D. Hoyal and Dennis L. Simpson. Mr. Hoyal is the President and Chief Executive Officer of the Company, and Mr. Simpson is a majority stockholder of the Company.

Simpson & Hoyal G.P.

Simpson & Hoyal G.P. is a general partnership owned by Dennis L. Simpson and Jeffrey D. Hoyal. During 2003, the Company entered into the following transactions with the partnership:

•	The Company made rent payments totaling $60,661 for properties occupied by the Company and owned by Simpson & Hoyal, G.P.

•	The Company paid $15,880 for Company use of a private plane owned by the partnership.

•	The Company factored an account receivable in the amount of $29,728 owed to the partnership from a third party.

Indian Motorcycle of Medford, Inc.

The Company loaned $200,000 to Indian Motorcycle of Medford, Inc., a corporation controlled by Dennis L. Simpson and Jeffrey D. Hoyal. The note is due in September 2004 and carries an annual interest rate of 12%. As of December 31, 2003, the balance due on the note, including accrued interest, was $212,741.

Jeffrey D. Hoyal

The following related party transactions were identified with regard to Mr. Hoyal:

•	The Company loaned $958,000 to Premier Home & Improvement, a corporation owned by a relative of Mr. Hoyal. The loan carries an annual interest rate of 12%.

•	The Company remitted certain magazine subscriptions through Western Pacific Publishing (“WPP”), a corporation owned by a relative of Mr. Hoyal. Total remittances through WPP were $716,622 in 2003 and $163,712 in 2002.

•	The Company remitted certain magazine subscriptions through Mid-West Magazine Services (“MWMS”), a corporation owned by a relative of Mr. Hoyal. Total remittances through MWMS were $522,243 in 2003 and $279,886 in 2002.

Dennis L. Simpson

As of December 31, 2003, the Company had a note payable to Mr. Simpson in the amount of $911,000 as a result of loans from Mr. Simpson to the Company. The note carries an annual interest rate of 12%.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid by the Company to corporate officers for services rendered during fiscal years 2001, 2002 and 2003 including payments made from subsidiary companies.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Base Compensation ($)	Bonus ($)		Auto Allowance	Stock Purchase Reimbursement ($)	Total ($)
Jeffrey D. Hoyal, President, Chief Executive Officer and Director	2003	131,888	172,703		— — —	— — —	304,591

Robert G. Couch, Senior Vice President, Chief Marketing Officer and Director	2003	247,000	68,000	(a)	— — —	7,000	322,000

David A. Yost, Chief Financial Officer and Director	2003	96,000	500		6,000	7,000	109,500

Alan R. Herson, Corporate Counsel, Secretary and Director	2003	72,000	500		— — —	7,000 — —	79,500

(a)	accrued in 2003 and paid in 2004

Compensation of Directors

Directors received no remuneration for their services during 2003. The Company does not have any standard arrangements pursuant to which directors are compensated for any services provided as a director.

Employment and Consulting Agreements

The Company has entered into employment or consulting agreements with each of its executive officers (Jeffrey D. Hoyal, David A. Yost and Alan R. Herson) effective as of January 1, 2004 and continuing for an initial term ending on December 31, 2004, which may be extended pursuant to the terms of the agreements, unless sooner terminated under the provisions of the agreements. Pursuant to the Consulting Agreement between the Company and Jeffrey D. Hoyal, the Company has agreed to pay Mr. Hoyal $800 for each day of services provided by Mr. Hoyal. Such services consist of managing, consulting, directing and organizing the existing business units of the Company. Pursuant to the Executive Employment Agreement between the Company and David A. Yost, the Company has agreed to employ Mr. Yost as the Company’s Chief Financial Officer. Under such agreement, Mr. Yost is entitled to base compensation at a minimum rate of $8,000 per month. Mr. Yost is also eligible to participate in bonus incentive plans that the Board may adopt from time to time. Under the Executive Employment Agreement, the Company has agreed to pay Mr. Yost a quarterly cash bonus in the amount of $10,000 so long as the Company has achieved certain performance goals with respect to the quarter for which the bonus is payable. Mr. Yost is also entitled to a monthly automobile allowance in the amount of $650. In the event Mr. Yost resigns his employment with the Company for “Good Reason” (as defined in the Executive Employment Agreement) or the Company terminates Mr. Yost’s employment for any reason other than for “Cause” (as defined in the Executive Employment Agreement) or because of Mr. Yost’s death or disability, Mr. Yost shall be entitled to receive all compensation and benefits provided under the employment agreement as if he had remained an employee of the Company for a period of one month following the date of such termination. Pursuant to the Executive Employment Agreement between the Company and Alan Herson, the Company has agreed to employ Mr. Herson as the Company’s Secretary and Corporate Counsel. Under such agreement, Mr. Herson is entitled to base compensation at a minimum rate of $6,000 per month. Mr. Herson is also eligible to participate in bonus incentive plans that the Board may adopt from time to time. Under the Executive Employment Agreement, the Company has agreed to pay Mr. Herson a quarterly cash bonus in the amount of $10,000 so long as the Company has achieved certain performance goals with respect to the quarter for which the bonus is payable. Mr. Herson is also entitled to a monthly automobile allowance in the amount of $500. In the event Mr. Herson resigns his employment with the Company for “Good Reason” (as defined in the Executive Employment Agreement) or the Company terminates Mr. Herson’s employment for any reason other than for “Cause” (as defined in the Executive Employment Agreement) or because of Mr. Herson’s death or disability, Mr. Herson shall be entitled to receive all compensation and benefits provided under the employment agreement as if he had remained an employee of the Company for a period of one month following the date of such termination. The employment and consulting agreements are attached as Exhibit “C” to this Information Statement.

ADDITIONAL INFORMATION

The Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2003 is being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Alan R. Herson, Corporate Secretary, Raybor Management, Inc., 221 West 10th Street, Medford, OR 97501; (541) 494-4001.

EXHIBIT INDEX

Exhibit “A”	Certificate of Amendment to the Certificate of Incorporation

Exhibit “B”	Raybor Management, Inc. 2004 Stock Incentive Plan

Exhibit “C”	Employment Agreements

By Order of the Board of Directors,

/S/ JEFFREY D. HOYAL
President and Chief Executive Officer

Medford, Oregon

July 1, 2004

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

RAYBOR MANAGEMENT, INC.

The undersigned, being the President and Secretary, respectively, of RAYBOR MANAGEMENT, INC., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the “Corporation”) is Raybor Management, Inc.

2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Five, in its entirety, with the following:

“Shares: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.0001	150,000,000
Preferred	$0.0001	50,000,000

Totals:		200,000,000

3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation’s Certificate of Incorporation, as amended, to be signed by Jeffrey D. Hoyal, its President, and Alan R. Herson, its Secretary, this      day of July, 2004.

RAYBOR MANAGEMENT, INC.

By:	/S/ JEFFREY D. HOYAL
Jeffrey D. Hoyal, President

By:	/S/ ALAN R. HERSON
Alan R. Herson, Secretary

EXHIBIT B

RAYBOR MANAGEMENT, INC.

2004 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this 2004 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b) “Affiliate” means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means (1) a sale of all or substantially all of the Company’s assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Raybor Management, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any director of the Company, whether compensated for such services or not.

(k) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the

Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(l) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(m) “Director” means a member of the Board.

(n) “Employee” means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in The Wall Street Journal for the applicable date.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(r) “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(s) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(w) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

(x) “Optioned Stock” means the Common Stock subject to an Option.

(y) “Optionee” means an Employee or Consultant who receives an Option.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(aa) “Participant” means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.

(bb) “Plan” means this 2004 Stock Incentive Plan.

(cc) “Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(dd) “Restricted Stock” means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(ee) “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(hh) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ii) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 below.

(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(kk) “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 1,000,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall be available for future grant under the Plan. No individual may receive awards of more than 100,000 Shares hereunder in any single calendar year.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions. The Committee shall in all events conform to any requirements of the Applicable Laws.

(c) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Employees and Consultants to whom Plan awards may from time to time be granted;

(iii) to determine whether and to what extent Plan awards are granted;

(iv) to determine the number of Shares of Common Stock to be covered by each award granted;

(v) to approve the form(s) of agreement(s) used under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;

(viii) to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix) to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(x) to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(xi) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c) ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate the employment or consulting relationship at any time for any reason.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten years unless sooner terminated under Section 16 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. [Reserved.]

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option

(A) granted on any date on which the Common Stock is a Listed Security to any eligible person, the per share Exercise Price shall be such price as determined by the Administrator provided that if such eligible person is, at the time of the grant of such Option, a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other Corporate Transaction.

(b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of, but shall not be limited to, (1) cash; (2) check; (3) subject to any requirements of the Applicable Laws (including without limitation Section 153 of the Delaware General Corporation Law), delivery of Optionee’s promissory note having such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate after taking into account the potential accounting consequences of permitting an Optionee to deliver a promissory note; (4) cancellation of indebtedness; (5) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (6) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10. Exercise of Option.

(a) General.

(i) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee; provided however that, if required under the Applicable Laws, the Option (or Shares issued upon exercise of the Option) shall comply with the requirements of Section 260.140.41(f) and (k) of the Rules of the California Corporations Commissioner.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v) Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

(b) Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 10(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

(i) Termination other than Upon Disability or Death. In the event of termination of Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (ii) and (iii) below, such Optionee may exercise an Option for 90 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination. No termination shall be deemed to occur and this Section 10(b)(i) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(ii) Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iii) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within 30 days following termination of Optionee’s Continuous Service Status, the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within 12 months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Stock Purchase Rights.

(a) Rights to Purchase. When the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option.

(i) General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s Continuous Service Status with the Company for any reason (including death or disability). Subject to any requirements of the Applicable Laws, the terms of the Company’s repurchase option (including without limitation the price at which, and the consideration for which, it may be exercised, and the events upon which it shall lapse) shall be as determined by the Administrator in its sole discretion and reflected in the Restricted Stock Purchase Agreement.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given “vesting” credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12. Taxes.

(a) As a condition of the grant, vesting or exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option or Stock Purchase Right or the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 12 (whether pursuant to Section 12(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.

(c) This Section 12(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of shares previously acquired from the Company that are surrendered under this Section 12(d), such Shares must have been owned by the Participant for more than six months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

13. Non-Transferability of Options and Stock Purchase Rights.

(a) General. Except as set forth in this Section 13, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of an Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 13.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 13, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

14. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding award and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option and Stock Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Corporate Transaction. In the event of a Corporate Transaction (including without limitation a Change of Control), each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option or Stock Purchase Right shall terminate upon the consummation of the transaction.

(d) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

15. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Except as to amendments which the Administrator has the authority under the Plan to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

17. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law. Shares issued upon exercise of awards granted prior to the date on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement or Restricted Stock Purchase Agreement.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Agreements. Options and Stock Purchase Rights shall be evidenced by Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

20. Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

21. Information and Documents to Optionees and Purchasers. Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

EXHIBIT C

Consulting Agreement

THIS AGREEMENT made as of January 1, 2004 between Jeffrey D. Hoyal, of Hoyal & Associates (the “Consultant”) and Raybor Management, of Raybor Management Inc. (the “Principal”).

IN CONSIDERATION OF the mutual covenants, terms and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Services. The Consultant shall, during the Term (as defined below) provide the following services (the “Services”) to the Principal, at such times as the Principal may reasonably request:

Manage, consult, direct, and organize existing business units of the Principal.

2.	Compensation. The Principal shall pay to the Consultant the sum of $800 for each day of providing Services under this Agreement whether at the Principal’s premises or elsewhere, or a proportionate share thereof for any period less than a day. For the purposes hereof, a day shall have eight (8) working hours. The Principal shall reimburse the Consultant for all reasonable expenses authorized in advance by the Principal and incurred in connection with this Agreement.

The Consultant shall submit monthly invoices to the Principal for its compensation and related expenses during the preceding month. The Principal shall pay to the Consultant such invoices within thirty (30) days after receipt of the invoice accompanied by vouchers or receipts evidencing such expenses. The Consultant shall maintain complete and accurate accounting records, in a form in accordance with sound accounting practices, to substantiate its invoices hereunder. Such records shall include payroll records, job cards, attendance cards and job summaries. The Consultant shall retain such records for one year from the date of final payment under this Agreement. The Principal shall have access to such records for purposes of credit during normal business hours during the Term and during the period in which the Consultant is required to maintain such records as herein provided.

3.	Term. This Agreement shall commence on January 1, 2004 and shall remain in effect until December 31, 2004 (the “Term”), provided that the parties may, in writing, agree to extend the Term. Notwithstanding the foregoing, this Agreement may be terminated at any time at the option of one party, upon the failure of the other party to comply with the covenants, terms and agreements of this Agreement and upon notice of such failure to such other party.

Upon any termination of this Agreement, the Consultant shall deliver to the Principal all written or descriptive matter which has been developed, maintained or copied by the Consultant in furtherance of this Agreement, or which may contain Confidential Information (as defined below), including, but not limited to drawings, files, lists, plans, blueprints, papers, documents, tapes or any other such media. The Consultant shall secure all such written or descriptive matter in locked files at all times to prevent their loss or unauthorized disclosure, and to segregate Confidential Information at all times from the material of others. In the event of loss or destruction of any such written or descriptive matter, the Consultant shall promptly notify the Principal of the particulars of the same in writing.

4.	Confidential Information.

(a)	For the purposes of this Agreement, the term “Confidential Information” means all information disclosed to, or acquired by, the Consultant, its employees or agents in connection with, and during the term of this Agreement which relates to the Principal’s past, present and future research, developments, systems, operations and business activities, including, without limiting the generality of the foregoing:

(i)	all items and documents prepared for, or submitted to, the Principal in connection with this Agreement, and

(ii)	all information specifically designated by the Principal as confidential;

(iii)	but shall not include any information which was known to the Consultant, its employees or agents prior to the date hereof, or which was publicly disclosed otherwise than by breach of this Agreement.

(b)	The Consultant acknowledges that pursuant to the performance of its obligations under this Agreement, it may acquire Confidential Information. The Consultant covenants and agrees, during the Term and following any termination of this Agreement, to hold and maintain all Confidential Information in trust and confidence for the Principal and not to use Confidential Information other than for the benefit of the Principal. Except as authorized in writing by the Principal, the Consultant covenants and agrees not to disclose any Confidential Information, by publication or otherwise, to any person other than those persons whose services are contemplated for the purposes of carrying out this Agreement, provided that such persons agree in writing to be bound by, and comply with the provisions of this paragraph. The Consultant shall obtain similar covenants and agreements to those contained in this paragraph for the benefit of the Principal from each of its employees or agents who are, or may be, exposed to Confidential Information.

5.	Rights in Data.

(a)	All of the items prepared for or submitted to the Principal under this Agreement (the “Items”) shall belong exclusively to the Principal. The Consultant hereby assigns to the Principal the ownership of copyright in the Items and the Principal shall have the right to obtain and hold, in its own name, copyrights, registrations and similar protection which may be available in the Items. The Consultant shall give the Principal or its designees all assistance reasonably required to perfect such rights.

(b)	To the extent that any pre-existing materials are contained in the Items, the Consultant grants to the Principal an irrevocable, non-exclusive, worldwide, royalty-free license to (i) use, execute, reproduce, display, perform, distribute (internally or externally) copies of, and prepare derivative works based upon the Items and (ii) authorize others to do any, some or all of the foregoing.

(c)	The Consultant shall have the right to publish any information resulting from its performance under this Agreement in a manner which preserves the Principal’s copyright in the Items, after obtaining the Principal’s prior written approval, which approval shall not be unreasonably withheld; provided that any such approval may be conditional upon reasonable alterations or deletions to ensure that Confidential Information is not published. The Consultant agrees to delay publication of any invention which the Principal has decided to, or is in the process of deciding to, seek patent protection for a period not to exceed six (6) months from the date that such material is disclosed to the Principal for approval.

(d)	No license or right is granted to the Consultant either expressly or by implication, estoppel or otherwise, to publish, reproduce, prepare derivative works based upon, distribute copies of, publicly display, or perform, any of the Items, except pre-existing materials of the Consultant, either during the Term or after termination of this Agreement.

6.	Warranties. The Consultant represents and warrants as follows:

(a)	That it is under no obligation or restriction, nor will it assume any such obligation or restriction, which would in any way interfere or be inconsistent with, or present a conflict of interest concerning the services to be furnished by it under this Agreement.

(b)	That all items delivered to the Principal pursuant to this Agreement are original and that no portion of such items, or their use or distribution, violates or is protected by any copyright or similar right of any third party.

(c)	That any information disclosed by the Consultant to the Principal is not confidential and/or proprietary to the Consultant and/or any third party.

7.	Trade Marks and Trade Names. Notwithstanding any other provision of this Agreement, the Consultant shall have no right to use the Trade Marks or Trade Names of the Principal or to refer to this Agreement or the Services, directly or indirectly, in connection with any product, service, promotion or publication without the prior written approval of the Principal.

8.	Notices. All notices, requests, demands or other communications required by this Agreement or desired to be given or made by either of the parties to the other hereto shall be given or made by personal delivery or by mailing the same in a sealed envelope, postage prepaid, registered mail, return receipt requested, and addressed to the parties at their respective addresses set forth above or to such other address as may, from time to time, be designated by notice given in the manner provided in this paragraph. Any notice or communication mailed as aforesaid shall be deemed to have been given and received on the third business day next following the date of its mailing. Any notice or writing delivered to a party hereto shall be deemed to have it been given and received on the day it is delivered, provided that if such day is not a business day, then the notice or communication shall be deemed to have been given and received on the business day next following such date.

9.	Consultant’s Agreement With its Employees. The Consultant will have an appropriate agreement with each of its employees or others whose services it may require, which Agreement shall be sufficient to enable it to comply with all the terms of this Agreement.

10.	Insurance. The Consultant shall maintain, throughout the performance of its obligations under this Agreement, adequate general liability insurance providing coverage against liability for bodily injury, death and property damage which may arise out of or based upon any act or omission of the Consultant or any of its employees, agents or subcontractors under this Agreement. Upon written request, the Consultant shall promptly provide certificates from its insurers indicating the amount of insurance coverage, the nature of such coverage and the expiration date of each applicable policy.

11.	Compliance With Laws. The Consultant agrees that it will comply with all applicable laws, ordinances, regulations and codes in the performance of its obligations under this Agreement, including the procurement of permits and certificates where required. The Consultant further agrees to hold harmless and indemnify the Principal against any loss or damage to include reasonable solicitor’s fees that may be sustained by reason of the failure of the Consultant or its employees, agents or subcontractors to comply with such laws, ordinances, regulations and codes.

12.	Entire Agreement. This Agreement sets forth the entire Agreement between the parties hereto in connection with the subject matter hereof. No alteration, amendment or qualification of this Agreement shall be valid unless it is in writing and is executed by both of the parties hereto.

13.	Severability. If any paragraph of this Agreement or any portion thereof is determined to be unenforceable or invalid by the decision of any court by competent jurisdiction, which determination is not appealed or appealable, for any reason whatsoever, such unenforceability or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as if it did not contain the particular provision held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

14.	Further Assurances. The parties hereto covenant and agree that each shall and will, upon reasonable request of the other, make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of the this Agreement.

15.	Successors and Assigns. The Consultant shall not assign this Agreement or any interest herein or subcontract the performance of any Services without the prior written consent of the Principal. This Agreement may be assigned by the Principal without the Consultant’s consent and the Assignee shall have the rights and obligations of the Principal. This Agreement shall enure to the benefit of and be binding on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

16.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the of Oregon.

17.	Relationship. The Consultant shall perform the Services as an independent contractor. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or employer and employee between the parties hereto or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. The Consultant also agrees that it will not hold itself out as an affiliate of or partner, joint venturer, co-principal or co-employer with the Principal, by reason of the Agreement and that the Consultant will not knowingly permit any of its employees, agents or representatives to hold themselves out as, or claim to be, officers or employees of the Principal by reason of the Agreement. In the event that the Principal is adjudicated to be a partner, joint venturer, co-principal or co-employer of or with the Consultant, the Consultant shall indemnify and hold harmless the Principal from and against any and all claims for loss, liability or damages arising therefrom.

18.	Construction. In this Agreement, except as otherwise expressly provided, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be read and construed as agreeing with the required word and pronoun.

19.	Headings. The division of this Agreement into paragraphs and the use of headings is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

/S/ JEFFREY D. HOYAL
Witness

/S/ DAVID A. YOST
Witness	Raybor Management, Inc.

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into effective as of January 1, 2004 (the “Effective Date”), by and between Raybor Management Inc., a Delaware corporation (hereinafter the “Corporation”) and David A. Yost (hereinafter “Employee”).

RECITAL

Employee is the Chief Financial Officer of the Corporation and the Corporation and Employee desire to continue such employment, on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Employment Duties.

a.	General. The Corporation hereby agrees to employ Employee, and Employee hereby agrees to accept employment with the Corporation, on the terms and conditions hereinafter set forth.

b.	Corporation’s Duties. Unless otherwise mutually agreed to in writing by the parties, the Corporation shall allow Employee to perform the duties of Employee set forth in Section 1.c below. The Corporation shall provide Employee with a private office, secretarial support, office equipment, supplies, customary services and cooperation suitable for and as the Corporation’s Board of Directors (“Board”) reasonably deems necessary for the performance of his duties.

c.	Employee’s Duties. Unless otherwise mutually agreed to in writing by the parties, Employee shall serve as the Corporation’s Chief Financial Officer and a director of the Corporation and as an officer and/or director of any affiliate of the Corporation as the parties hereto shall from time to time mutually agree upon, inclusive of affiliates that may be formed or acquired subsequent to the date of this Agreement. As the Corporation’s Chief Financial Officer, the Employee shall have the authority and duty to do and perform or cause to be performed such services, acts or things as the Bylaws of the Corporation specify with respect to the office or offices of Chief Financial Officer and otherwise as the Board shall, in the exercise of its discretion, from time to time reasonably direct. The Employee shall not, however, take any of the following actions on behalf of the Company without the approval of the Board:

(1)	Borrowing or obtaining credit in an amount in excess of $50000 or executing any guaranty;

(2)	Expending funds for capital equipment in excess of $100000;

(3)	Selling or transferring capital assets exceeding $100000 in market value in any single transaction or exceeding $100000 in market value in any one fiscal year;

(4)	Executing any contract or commitment obligating the Corporation for an amount exceeding $100000; or

(5)	Executing any lease of real or personal property providing for an aggregate rent in excess of $100,000;

Employee shall devote his full productive time, attention, energy, and skill to the business of the Corporation during the Employment Term (as defined below), and shall not become engaged to render similar services on behalf of any other entity or person while employed hereunder, without the Corporation’s consent. Employee shall report directly to the Corporation’s Board of Directors.

2. Term. This Employment Agreement shall commence as of the Effective Date, and shall continue for an initial term ending on December 31, 2004, and may be automatically extended pursuant to this Section and unless sooner terminated under the provisions of Section 5 (below). Unless either party has given written notice to the other party no more than thirty (30) days and no less than thirty (30) days prior to the expiration of the

Employment Term of its election to terminate this Agreement effective as of the end of the balance of the Employment Term then in effect, this Agreement and the Employment Term shall automatically be extended for an additional one year period. As used herein, the term “Employment Term” refers to the entire period of employment of Employee hereunder, including any extensions provided hereunder.

3. Compensation. Employee shall be compensated as follows:

a.	Base Salary and Bonus. Employee shall receive as his base compensation hereunder a minimum fixed monthly salary at the rate of Eight Thousand Dollars and 00/100 ($8,000.00) per month for each month during the Employment Term, payable in equal installments on a semi-monthly basis, in arrears. In addition, the Board of Directors may, at any time or from time to time during the Employment Term, increase Employee’s salary in light of the Corporation’s performance and Employee’s contribution thereto, and any other factors that the Board may deem relevant. Employee shall also be eligible to participate in bonus incentive plans that the Board of Directors may adopt from time to time.

b.	Bonus. Employee shall also receive a quarterly cash bonus for each calendar quarter during the Employment Term. The quarterly cash bonus shall equal Ten Thousand Dollars ($10,000.00) (the “Quarterly Cash Bonus”) so long as the Corporation has achieved its performance goals (the “Performance Goals”) for such calendar quarter as set forth in the document entitled “Quarterly Goals”, approved by the Board of Directors within 30 days following execution of this agreement and successively at the board meeting preceding the inception of each fiscal year. In the event said goals are not so provided, Employee shall be entitled to his Cash Bonus for the each quarter for which goals are not so provided. Notwithstanding the foregoing, within 30 days after the end of each calendar year during the Employment Term, Employee’s Quarterly Cash Bonus for the quarter ending on December 31 shall be adjusted upwards, if necessary, such that Employee’s aggregate Quarterly Cash Bonuses for such calendar year shall be Forty Thousand Dollars ($40,000) if the Performance Goals for the entire calendar year were met. The Quarterly Cash Bonus shall be payable within 30 days after the end of the applicable calendar quarter for which the bonus has been generated.

c.	Stock Options. Employee shall be permitted to participate in any stock option and similar plans as adopted by the Corporation from time to time for the grant of stock options and other equity incentives to the Corporation’s employees.

d.	Vacation. Employee shall accrue paid vacation at the rate of Ten (10) days per year, pro rated on a monthly basis from the Effective Date. Employee shall be compensated at his usual rate of compensation during any such vacation. Employee shall also be entitled to Nine (9) paid holidays during each twelve (12) months of employment, or, if more, such number of paid holidays as the Corporation may provide to all employees. Employee shall receive sick leave or disability leave in accordance with the terms of the Corporation’s standard sick leave or disability leave policy.

e.	Benefits. During the Employment Term, Employee and his dependents shall be entitled to participate in any group plans or programs maintained by the Corporation for any employees relating to group health, disability, life insurance and other related benefits as in effect from time to time, but in no event shall such benefits for Employee and his dependents be less than the benefits that the Corporation provides to Employee and his dependents as of the Effective Date. The Corporation shall provide Employee with Director and Officer Liability Insurance, if reasonably available to the Corporation, and all of its officers and directors. During the Employment Term, Employee shall also receive a monthly automobile allowance of $650.

4. Expenses. The Corporation shall reimburse Employee for his normal and reasonable expenses incurred for travel, entertainment, continuing education and similar items in promoting and carrying out the business of the Corporation. The Corporation shall also reimburse Employee for all professional membership dues relating to the business of the Corporation incurred, if any. As a condition of reimbursement, Employee agrees to provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail to allow the Corporation to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made on a monthly, or, at the option of the Corporation, more frequent, basis.

5. Termination and Severance Pay.

a.	Termination for Cause. The Corporation may terminate the Employee’s employment pursuant to the terms of this Agreement at any time for “cause” (defined below) by giving written notice of termination. Such termination will become effective upon the giving of such notice. “Cause” shall mean: (i) Employee’s embezzlement or misappropriation of funds or property of the Corporation, or the commission of any other criminal act in the course of his employment with the Corporation that, in the reasonable judgment of the Board of Directors, has a material adverse financial effect on the Corporation or on Employee’s ongoing abilities to carry out his duties under this Agreement; (ii) Employee’s conviction of a felony or of any crime involving moral turpitude or fraud; (iii) Employee, in carrying out his duties hereunder, has committed gross negligence, willful gross misconduct, in either case, resulting in harm to the Corporation, (iv) Employee’s refusal or failure substantially to perform all of his duties and responsibilities, or Employee’s persistent neglect of duty or chronic unapproved absenteeism (other than for a temporary or permanent Disability); (v) material breach of any of the provisions of Paragraph 6(a) through (e) below, that remains uncured following thirty (30) days after written notice of such alleged Cause by the Board of Directors. However, regardless of the employee’s right to cure hereunder, the Corporation shall have the right to pursue injunctive relief at any time. In the event of a termination for cause, Employee shall not be entitled to the severance pay and benefits set forth in Section 5(d) below.

b.	Termination Upon Death or Disability. This Agreement shall automatically terminate upon Employee’s death. In addition, if any disability or incapacity of Employee to substantially perform his duties as the result of any injury, sickness, or physical, mental or emotional condition continues for a period of sixty business days (excluding any accrued vacation) out of any calendar year period, the Corporation may terminate Employee’s employment upon written notice. In the event of a termination upon death or disability, Employee shall not be entitled to the severance pay and benefits set forth in Section 5(d) below.

c.	Resignation for Good Reason. In the event of “Good Reason” (as defined below), Employee shall be entitled to terminate his employment hereunder and shall be entitled to receive all compensation and benefits (or if such benefits are not permitted under the terms of the Corporation’s benefit plans, reimbursement for similar benefits) provided under this Agreement as if he had remained an employee of the Corporation for a period of One month following Employee’s election to terminate his employment as a result of a Good Reason (the “Severance Payment”). “Good Reason” means: the occurrence of any of the following events: (i) a material change in Employee’s duties, position, title or responsibilities, or the removal of Employee from such position or responsibilities, or (ii) a change in Employee’s current location of employment of more than fifty (50) miles, (iii) Employee’s removal as a member of the Board of Directors of the Corporation; or (iv) any failure by the Corporation to comply with any of its material obligations under this Agreement and that is not remedied by the Corporation within 30 days after receipt of notice thereof given by the Employee.

d.	Severance Pay. In the event the Corporation terminates the employment of Employee prior to the expiration of the Employment Term for any reason other than in accordance with Sections 2 or 5(a) or (b) above, Employee shall be entitled to receive all compensation and benefits (or if such benefits are not permitted under the terms of the Corporation’s benefit plans, reimbursement for similar benefits) provided under this Agreement as if he had remained an employee of the Corporation for a period of One month following the date of such termination.

e.	Resignation without Good Reason. Notwithstanding the Employment Term as set forth above, Employee may resign at any time, upon thirty (30) days written notice, for any or no reason. In the event of a resignation without Good Reason, as defined above, Employee shall not be entitled to the severance pay and benefits set forth in Section 5(d) above.

6. Confidential Information/Invention Assignment/Competitive Activities.

a.

Confidential Information. It is hereby agreed that the Corporation has developed or acquired certain trade information, products, services, research, technology, trade secrets or know-how, technical data, inventions, processes, formulas, designs, drawings, marketing plans or other financial or business information, customer arrangements, customer lists and customers and other proprietary rights and confidential information and shall during the Employment Term continue to develop, compile and acquire said items (all hereinafter collectively referred to as the “Confidential Information”). It is further agreed that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Employee or others who were under confidentiality obligations as to the items or items involved. It is expected that Employee will gain knowledge of and utilize the Confidential Information during the course and scope of his employment with the Corporation, and will be in a position of trust with respect to the Confidential Information.

b.	Nondisclosure; Return of Confidential Information. It is hereby stipulated and agreed that the Confidential Information shall remain the Corporation’s sole property. Employee agrees at all times during the Employment Term and thereafter, to hold all such Confidential Information in strictest confidence and not, without written authorization of the Board of Directors of the Corporation, to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from the Corporation’s premises any Confidential Information, except during the Employment Term to the extent necessary to carry out Employee’s responsibilities under this Agreement for the benefit of the Corporation. Employee agrees that upon termination of his employment for any reason, he will immediately deliver (and will not keep in his possession, recreate or deliver to anyone else) to the Corporation all documents and other materials in whatever form in his possession or control constituting or otherwise containing any Confidential Information. In the event that Employee leaves the employ of the Corporation, Employee hereby grants consent to notification by the Corporation to Employee’s new employer about Employee’s rights and obligations under this Section 6.

c.	Former Employer/Third Party Information. Employee agrees that Employee will not, during the term of his employment with the Corporation, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that Employee will not bring onto the premises of the Corporation any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. Employee recognizes that the Corporation has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Corporation’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Corporation consistent with the Corporation’s agreement with such third party.

d.

Invention Assignment. All copyrights, trademarks, inventions, original works of authorship, developments, concepts, improvements or trade secrets and other intangible rights, whether or not patentable or registrable under copyright or similar laws, that have been or may be conceived or developed or reduced to practice by Employee, or caused to be conceived or developed or reduced to practice by Employee, either alone or with others, during the time of Employee’s employment with the Corporation prior to the date hereof, during the term of Employee’s employment with the Corporation hereunder or during the time of Employee’s employment with the Corporation thereafter, whether or not conceived or developed during Employee’s working hours, and with respect to which the equipment, supplies, facilities, or Confidential Information of the Corporation was used, or that relate at the time of conception, development or reduction to practice to the business of the Corporation or to Corporation’s actual or demonstrably anticipated research and development, or that result from any work performed by Employee for the Corporation (collectively, “Inventions”), are and shall be the sole property of the Corporation. Employee agrees that he will promptly make full written disclosure to the Corporation, will hold in trust for the sole right and benefit of the Corporation, and hereby assigns to the Corporation, or its designee, all his right, title, and interest in and to any and all Inventions. Employee further acknowledges that all original works of authorship that are made by him (solely or jointly with others) within the scope of and during the period of his employment with the Corporation and that are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Employee shall execute all documents, including patent, trademark and copyright applications and assignments, required by the Corporation to establish Corporation’s rights under this Section 7(d). Employee agrees to assign to the United States government all his right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Corporation and the United States or any of its agencies. Employee agrees to assist the Corporation, or its designee, at the Corporation’s expense, in every proper way to secure the Corporation’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Corporation of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Corporation shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Corporation, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Section 6(d), If the Corporation is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Corporation as above, then Employee hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

e.	Interference with Business; Competitive Activities. Employee acknowledges that the pursuit of the activities forbidden by this Section 6(e) would necessarily involve the use or disclosure of Confidential Information in breach of Section 6(b), but that proof of such breach would be extremely difficult. To forestall such disclosure, use, and breach, and in consideration of Employee’s employment under this Agreement and the agreements by the Corporation pursuant to Section 5 hereof, Employee agrees that during the Employment Term and for a period of one (1) year thereafter, he shall not, for himself or any third party, directly or indirectly (i) divert or attempt to divert from the Corporation any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers or lenders, (ii) directly or indirectly solicit, induce, recruit or encourage any person employed by the Corporation to leave his or her employment, or himself to hire or take away such employee, or attempt to solicit, induce, recruit, encourage or take away any employee of the Corporation, either for himself or for any other person or entity, (iii) engage in any other employment, occupation, consulting or other business activity that is directly related to the business in which the Corporation is now involved or becomes involved during the term of his employment, or (iv) engage in any other activities that conflicts with his obligations to the Corporation hereunder.

f.	Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to his employment by the Corporation. Employee has not entered into, and Employee agrees that he will not enter into, any oral or written agreement in conflict herewith.

g.	Equitable Remedies. Employee agrees that it would be impossible or inadequate to measure and calculate the Corporation’s damages from any breach of the covenants set forth in this Section 6. Accordingly, Employee agrees that if Employee breaches any of this Section 6, the Corporation will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to the issuance of such injunction and to the ordering of specific performance.

h.	Survival; Successors and Assigns. This Section 6 shall survive any termination of this Agreement or Employee’s employment hereunder and shall be binding upon Employee’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Corporation, its successors, and its assigns.

7. Miscellaneous.

a.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

b.	No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

c.	Personal Services. It is understood that the services to be performed by Employee hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by Employee. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Corporation.

d.	Severability. If for any reason any provision of this Agreement shall be determined to be invalid, inoperative or unenforceable, the validity and effect of the provisions hereof not determined to be invalid, inoperative or unenforceable shall not be affected thereby, and shall remain in full force and effect to fullest extent permissible under applicable law.

e.	Applicable Law; Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, applicable to contracts between Oregon residents entered into and to be performed entirely within the State of Oregon. Venue for any and all claims or actions arising out of this Agreement shall be the County of Jackson, State of Oregon. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in Oregon for any lawsuit filed there against Employee by the Corporation arising from or relating to this Agreement.

f.	Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

g.	Merger Transfer of Assets or Dissolution of the Corporation. This Agreement shall not be terminated by any dissolution of the Corporation resulting from either merger or consolidation in which the Corporation is not the consolidated or surviving corporation or a transfer of all or substantially all of the assets of the Corporation. In any such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting corporation or to the transferee of the assets.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE CORPORATION:		EMPLOYEE:

RAYBOR MANAGEMENT INC.

/S/ DAVID A. YOST

By:	/S/ JEFFREY D. HOYAL

Name:

Title:	President

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into effective as of January 1, 2004 (the “Effective Date”), by and between Raybor Management Inc., a Delaware corporation (hereinafter the “Corporation”) and Alan Herson (hereinafter “Employee”).

RECITAL

Employee is the Secretary and Corporate Counsel of the Corporation and the Corporation and Employee desire to continue such employment, on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Employment Duties.

a.	General. The Corporation hereby agrees to employ Employee, and Employee hereby agrees to accept employment with the Corporation, on the terms and conditions hereinafter set forth.

b.	Corporation’s Duties. Unless otherwise mutually agreed to in writing by the parties, the Corporation shall allow Employee to perform the duties of Employee set forth in Section 1.c below. The Corporation shall provide Employee with a private office, secretarial support, office equipment, supplies, customary services and cooperation suitable for and as the Corporation’s Board of Directors (“Board”) reasonably deems necessary for the performance of his duties.

c.	Employee’s Duties. Unless otherwise mutually agreed to in writing by the parties, Employee shall serve as the Corporation’s Secretary and Corporate Counsel and a director of the Corporation and as an officer and/or director of any affiliate of the Corporation as the parties hereto shall from time to time mutually agree upon, inclusive of affiliates that may be formed or acquired subsequent to the date of this Agreement. As the Corporation’s Secretary, the Employee shall have the authority and duty to do and perform or cause to be performed such services, acts or things as the Bylaws of the Corporation specify with respect to the office or offices of Secretary and otherwise as the Board shall, in the exercise of its discretion, from time to time reasonably direct. Employee need not devote his full productive time, attention, energy, and skill to the business of the corporation. Employee shall report directly to the Corporation’s Board of Directors.

2. Term. This Employment Agreement shall commence as of the Effective Date, and shall continue for an initial term ending on December 31, 2004, and may be automatically extended pursuant to this Section and unless sooner terminated under the provisions of Section 5 (below). Unless either party has given written notice to the other party no more than thirty (30) days and no less than thirty (30) days prior to the expiration of the Employment Term of its election to terminate this Agreement effective as of the end of the balance of the Employment Term then in effect, this Agreement and the Employment Term shall automatically be extended for an additional one year period. As used herein, the term “Employment Term” refers to the entire period of employment of Employee hereunder, including any extensions provided hereunder.

3. Compensation. Employee shall be compensated as follows:

a.	Base Salary and Bonus. Employee shall receive as his base compensation hereunder a minimum fixed monthly salary at the rate of Six Thousand Dollars ($6000.00) per month for each month during the Employment Term, payable in equal installments on a semi-monthly basis, in arrears. In addition, the Board of Directors may, at any time or from time to time during the Employment Term, increase Employee’s salary in light of the Corporation’s performance and Employee’s contribution thereto, and any other factors that the Board may deem relevant. Employee shall also be eligible to participate in bonus incentive plans that the Board of Directors may adopt from time to time.

b.	Bonus. Employee shall also receive a quarterly cash bonus for each calendar quarter during the Employment Term. The quarterly cash bonus shall equal Ten Thousand Dollars ($10,000.00) (the “Quarterly Cash Bonus”) so long as the Corporation has achieved its performance goals (the “Performance Goals”) for such calendar quarter as set forth in the document entitled “Quarterly Goals”, approved by the Board of Directors within 30 days following execution of this agreement and successively at the board meeting preceding the inception of each fiscal year. In the event said goals are not so provided, Employee shall be entitled to his Cash Bonus for the each quarter for which goals are not so provided. Notwithstanding the foregoing, within 30 days after the end of each calendar year during the Employment Term, Employee’s Quarterly Cash Bonus for the quarter ending on December 31 shall be adjusted upwards, if necessary, such that Employee’s aggregate Quarterly Cash Bonuses for such calendar year shall be Forty Thousand Dollars ($40,000) if the Performance Goals for the entire calendar year were met. The Quarterly Cash Bonus shall be payable within 30 days after the end of the applicable calendar quarter for which the bonus has been generated.

c.	Stock Options. Employee shall be permitted to participate in any stock option and similar plans as adopted by the Corporation from time to time for the grant of stock options and other equity incentives to the Corporation’s employees.

d.	Vacation. Employee shall accrue paid vacation at the rate of Ten (10) days per year, pro rated on a monthly basis from the Effective Date. Employee shall be compensated at his usual rate of compensation during any such vacation. Employee shall also be entitled to Nine (9) paid holidays during each twelve (12) months of employment, or, if more, such number of paid holidays as the Corporation may provide to all employees. Employee shall receive sick leave or disability leave in accordance with the terms of the Corporation’s standard sick leave or disability leave policy.

e.	Benefits. During the Employment Term, Employee and his dependents shall be entitled to participate in any group plans or programs maintained by the Corporation for any employees relating to group health, disability, life insurance and other related benefits as in effect from time to time, but in no event shall such benefits for Employee and his dependents be less than the benefits that the Corporation provides to Employee and his dependents as of the Effective Date. The Corporation shall provide Employee with Director and Officer Liability Insurance, if reasonably available to the Corporation, and all of its officers and directors. During the Employment Term, Employee shall also receive a monthly automobile allowance of $500.

4. Expenses. The Corporation shall reimburse Employee for his normal and reasonable expenses incurred for travel, entertainment, continuing education and similar items in promoting and carrying out the business of the Corporation. The Corporation shall also reimburse Employee for all professional membership dues relating to the business of the Corporation incurred, if any. As a condition of reimbursement, Employee agrees to provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail to allow the Corporation to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made on a monthly, or, at the option of the Corporation, more frequent, basis.

5. Termination and Severance Pay.

a.

Termination for Cause. The Corporation may terminate the Employee’s employment pursuant to the terms of this Agreement at any time for “cause” (defined below) by giving written notice of termination. Such termination will become effective upon the giving of such notice. “Cause” shall mean: (i) Employee’s embezzlement or misappropriation of funds or property of the Corporation, or the commission of any other criminal act in the course of his employment with the Corporation that, in the reasonable judgment of the Board of Directors, has a material adverse financial effect on the Corporation or on Employee’s ongoing abilities to carry out his duties under this Agreement; (ii) Employee’s conviction of a felony or of any crime involving moral turpitude or fraud; (iii) Employee, in carrying out his duties hereunder, has committed gross negligence, willful gross misconduct, in either case, resulting in harm to the Corporation, (iv) Employee’s refusal or failure substantially to perform all of his duties and responsibilities, or Employee’s persistent neglect of duty or chronic unapproved absenteeism (other than for a temporary or permanent Disability); (v) material breach of any of the provisions of Paragraph 6(a) through (e) below, that remains uncured following thirty (30) days after written notice of such alleged Cause by the Board of Directors. However, regardless of the employee’s right to cure hereunder, the Corporation shall have the right to pursue injunctive relief at any time. In the event of a termination for cause, Employee shall not be entitled to the severance pay and benefits set forth in Section 5(d) below.

b.	Termination Upon Death or Disability. This Agreement shall automatically terminate upon Employee’s death. In addition, if any disability or incapacity of Employee to substantially perform his duties as the result of any injury, sickness, or physical, mental or emotional condition continues for a period of sixty business days (excluding any accrued vacation) out of any calendar year period, the Corporation may terminate Employee’s employment upon written notice. In the event of a termination upon death or disability, Employee shall not be entitled to the severance pay and benefits set forth in Section 5(d) below.

c.	Resignation for Good Reason. In the event of “Good Reason” (as defined below), Employee shall be entitled to terminate his employment hereunder and shall be entitled to receive all compensation and benefits (or if such benefits are not permitted under the terms of the Corporation’s benefit plans, reimbursement for similar benefits) provided under this Agreement as if he had remained an employee of the Corporation for a period of One month following Employee’s election to terminate his employment as a result of a Good Reason (the “Severance Payment”). “Good Reason” means: the occurrence of any of the following events: (i) a material change in Employee’s duties, position, title or responsibilities, or the removal of Employee from such position or responsibilities, or (ii) a change in Employee’s current location of employment of more than fifty (50) miles, (iii) Employee’s removal as a member of the Board of Directors of the Corporation; or (iv) any failure by the Corporation to comply with any of its material obligations under this Agreement and that is not remedied by the Corporation within 30 days after receipt of notice thereof given by the Employee.

d.	Severance Pay. In the event the Corporation terminates the employment of Employee prior to the expiration of the Employment Term for any reason other than in accordance with Sections 2 or 5(a) or (b) above, Employee shall be entitled to receive all compensation and benefits (or if such benefits are not permitted under the terms of the Corporation’s benefit plans, reimbursement for similar benefits) provided under this Agreement as if he had remained an employee of the Corporation for a period of One month following the date of such termination.

e.	Resignation without Good Reason. Notwithstanding the Employment Term as set forth above, Employee may resign at any time, upon thirty (30) days written notice, for any or no reason. In the event of a resignation without Good Reason, as defined above, Employee shall not be entitled to the severance pay and benefits set forth in Section 5(d) above.

6. Confidential Information/Invention Assignment/Competitive Activities.

a.	Confidential Information. It is hereby agreed that the Corporation has developed or acquired certain trade information, products, services, research, technology, trade secrets or know-how, technical data, inventions, processes, formulas, designs, drawings, marketing plans or other financial or business information, customer arrangements, customer lists and customers and other proprietary rights and confidential information and shall during the Employment Term continue to develop, compile and acquire said items (all hereinafter collectively referred to as the “Confidential Information”). It is further agreed that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Employee or others who were under confidentiality obligations as to the items or items involved. It is expected that Employee will gain knowledge of and utilize the Confidential Information during the course and scope of his employment with the Corporation, and will be in a position of trust with respect to the Confidential Information.

b.

Nondisclosure; Return of Confidential Information. It is hereby stipulated and agreed that the Confidential Information shall remain the Corporation’s sole property. Employee agrees at all times during the Employment Term and thereafter, to hold all such Confidential Information in strictest confidence and not, without written authorization of the Board of Directors of the Corporation, to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from the Corporation’s premises any Confidential Information, except during the Employment Term to the extent necessary to carry out Employee’s responsibilities under this Agreement for the benefit of the Corporation. Employee agrees that upon termination of his employment for any reason, he will immediately deliver (and will not keep in his possession, recreate or deliver to anyone else) to the Corporation all documents and other materials in whatever form in his possession or control constituting or otherwise containing any Confidential Information. In the event that Employee leaves the employ of the Corporation, Employee hereby grants consent to notification by the Corporation to Employee’s new employer about Employee’s rights and obligations under this Section 6.

c.	Former Employer/Third Party Information. Employee agrees that Employee will not, during the term of his employment with the Corporation, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that Employee will not bring onto the premises of the Corporation any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. Employee recognizes that the Corporation has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Corporation’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Corporation consistent with the Corporation’s agreement with such third party.

d.

Invention Assignment. All copyrights, trademarks, inventions, original works of authorship, developments, concepts, improvements or trade secrets and other intangible rights, whether or not patentable or registrable under copyright or similar laws, that have been or may be conceived or developed or reduced to practice by Employee, or caused to be conceived or developed or reduced to practice by Employee, either alone or with others, during the time of Employee’s employment with the Corporation prior to the date hereof, during the term of Employee’s employment with the Corporation hereunder or during the time of Employee’s employment with the Corporation thereafter, whether or not conceived or developed during Employee’s working hours, and with respect to which the equipment, supplies, facilities, or Confidential Information of the Corporation was used, or that relate at the time of conception, development or reduction to practice to the business of the Corporation or to Corporation’s actual or demonstrably anticipated research and development, or that result from any work performed by Employee for the Corporation (collectively, “Inventions”), are and shall be the sole property of the Corporation. Employee agrees that he will promptly make full written disclosure to the Corporation, will hold in trust for the sole right and benefit of the Corporation, and hereby assigns to the Corporation, or its designee, all his right, title, and interest in and to any and all Inventions. Employee further acknowledges that all original works of authorship that are made by him (solely or jointly with others) within the scope of and during the period of his employment with the Corporation and that are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Employee shall execute all documents, including patent, trademark and copyright applications and assignments, required by the Corporation to establish Corporation’s rights under this Section 7(d). Employee agrees to assign to the United States government all his right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Corporation and the United States or any of its agencies. Employee agrees to assist the Corporation, or its designee, at the Corporation’s expense, in every proper way to secure the Corporation’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Corporation of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Corporation shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Corporation, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Section 6(d), If the Corporation is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Corporation as above, then Employee hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

e.	Interference with Business; Competitive Activities. Employee acknowledges that the pursuit of the activities forbidden by this Section 6(e) would necessarily involve the use or disclosure of Confidential Information in breach of Section 6(b), but that proof of such breach would be extremely difficult. To forestall such disclosure, use, and breach, and in consideration of Employee’s employment under this Agreement and the agreements by the Corporation pursuant to Section 5 hereof, Employee agrees that during the Employment Term and for a period of one (1) year thereafter, he shall not, for himself or any third party, directly or indirectly (i) divert or attempt to divert from the Corporation any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers or lenders, (ii) directly or indirectly solicit, induce, recruit or encourage any person employed by the Corporation to leave his or her employment, or himself to hire or take away such employee, or attempt to solicit, induce, recruit, encourage or take away any employee of the Corporation, either for himself or for any other person or entity, (iii) engage in any other employment, occupation, consulting or other business activity that is directly related to the business in which the Corporation is now involved or becomes involved during the term of his employment, or (iv) engage in any other activities that conflicts with his obligations to the Corporation hereunder.

f.	Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to his employment by the Corporation. Employee has not entered into, and Employee agrees that he will not enter into, any oral or written agreement in conflict herewith.

g.	Equitable Remedies. Employee agrees that it would be impossible or inadequate to measure and calculate the Corporation’s damages from any breach of the covenants set forth in this Section 6. Accordingly, Employee agrees that if Employee breaches any of this Section 6, the Corporation will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to the issuance of such injunction and to the ordering of specific performance.

h.	Survival; Successors and Assigns. This Section 6 shall survive any termination of this Agreement or Employee’s employment hereunder and shall be binding upon Employee’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Corporation, its successors, and its assigns.

7. Miscellaneous.

a.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

b.

No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

c.	Personal Services. It is understood that the services to be performed by Employee hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by Employee. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Corporation.

d.	Severability. If for any reason any provision of this Agreement shall be determined to be invalid, inoperative or unenforceable, the validity and effect of the provisions hereof not determined to be invalid, inoperative or unenforceable shall not be affected thereby, and shall remain in full force and effect to fullest extent permissible under applicable law.

e.	Applicable Law; Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, applicable to contracts between Oregon residents entered into and to be performed entirely within the State of Oregon. Venue for any and all claims or actions arising out of this Agreement shall be the County of Jackson, State of Oregon. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in Oregon for any lawsuit filed there against Employee by the Corporation arising from or relating to this Agreement.

f.	Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

g.	Merger Transfer of Assets or Dissolution of the Corporation. This Agreement shall not be terminated by any dissolution of the Corporation resulting from either merger or consolidation in which the Corporation is not the consolidated or surviving corporation or a transfer of all or substantially all of the assets of the Corporation. In any such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting corporation or to the transferee of the assets.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE CORPORATION:		EMPLOYEE:

RAYBOR MANAGEMENT INC.

/S/ ALAN HERSON

January 1, 2004

By:	/S/ JEFFREY D. HOYAL
Name:
Title:	President